UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On September 23, 2015, the Board of Directors (the “Board”) of Southwest Airlines Co. (the “Company”) appointed Dr. Thomas W. Gilligan as a member of the Board, effective September 23, 2015. Dr. Gilligan is the Tad and Dianne Taube Director of the Hoover Institution at Stanford University.

Members of the Company’s Board, including Dr. Gilligan, currently receive the following compensation:

(i) an annual retainer fee for membership on the Board of $70,000 (which will be pro-rated for Dr. Gilligan for the July 2015-June 2016 service period);

(ii) $1,500 for each meeting of the Board attended in person or by phone;

(iii) while serving on the Board, free travel on Southwest Airlines for the Director and the Director’s spouse, as well as 25 roundtrip passes annually that may be used for free travel on Southwest Airlines on an unrestricted basis (e.g., for charitable purposes);

(iv) subsequent to Board service, (a) if the Director has served at least ten years, lifetime free travel on Southwest Airlines for the Director and the Director’s spouse; (b) if the Director has served less than ten years, free travel on Southwest Airlines for the Director and the Director’s spouse equal to the number of years served (“partial benefits”); and (c) if the Director is deceased, free travel on Southwest Airlines for the Director’s spouse for the lifetime of the spouse, if the Director has served as least ten years, or for the number of years remaining (if any) in the Director’s partial benefits, if the Director has served less than ten years;

(v) eligibility to receive equity grants pursuant to the Southwest Airlines Co. Amended and Restated 2007 Equity Incentive Plan (for 2015, prior to Dr. Gilligan’s appointment to the Board, Board members received common stock awards with a grant date value of approximately $130,000); and

(vi) eligibility for a retirement payment under the Southwest Airlines Co. Severance Plan for Directors (which provides for a cash payment of $35,000 for non-employee Directors who have served at least five years as of the date of retirement and $75,000 for non-employee Directors who have served at least ten years as of the date of retirement).

Dr. Gilligan has not yet been appointed to any Board committees, has no relationships requiring disclosure under Item 404 of Regulation S-K, and is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2015	By:	/s/ Mark R. Shaw
Senior Vice President, General Counsel, & Corporate Secretary